UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 18, 2016

STAR GAS PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-14129	06-1437793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West Broad Street Suite 310, Stamford, CT 06902

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (203) 328-7310

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 18, 2016, the Board of Directors of Kestrel Heat LLC, the general partner of Star Gas Partners, L.P., approved the appointment of Cory A. Czekanski, 37, to serve as the Vice President – Controller of Kestrel Heat LLC. Mr. Czekanski assumes the responsibilities of Principal Accounting Officer from Richard G. Oakley, who will remain an officer and the Senior Vice President – Accounting of Kestrel Heat LLC. Mr. Czekanski’s base salary is $225,000, and he participates in the partnership’s annual discretionary profit sharing allocation and 401(K) retirement plan. Mr. Czekanski has served as Corporate Controller of Star Gas Partners, L.P. since joining the partnership in 2015. Prior to joining the partnership, Mr. Czekanski held various positions of increasing responsibility within KPMG LLP’s audit practice from 2000 to 2015. Mr. Czekanski has been a Certified Public Accountant since 2002 and is a graduate of Rutgers University. There is no family relationship between Mr. Czekanski and any other executive officer or director of Kestrel Heat LLC or Star Gas Partners, L.P.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR GAS PARTNERS, L.P.

By: Kestrel Heat, LLC (General Partner)

By:	/s/ Richard Ambury
Name:	Richard Ambury
Title:	Chief Financial Officer

Date: April 21, 2016